Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Medco Health Solutions, Inc. (the “Company”), hereby certifies, to the knowledge of the undersigned, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 29, 2009	By:	/s/ Richard J. Rubino, C.P.A.

	Name:	Richard J. Rubino, C.P.A.
	Title:	Senior Vice President, Finance and Chief Financial Officer
This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.